UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

HighMark Funds
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

UPDATE ON NATIONWIDE FUNDS’ ACQUISITION OF THE HIGHMARK FUNDS

August 29, 2013

Dear Partner,

The HighMark Funds’ Special Meeting of Shareholders was held on August 28, 2013, as scheduled.  We are pleased to share with you that Nationwide Funds’ acquisition of 16 of HighMark’s equity and fixed-income funds has been approved by shareholders.

The shareholder meeting for HighMark NYSE Arca Tech 100 Index Fund has been adjourned until September 5, 2013 at 10:00 a.m. Pacific Time to allow shareholders more time to submit their votes.  The adjourned meeting will be held at the same location: HighMark Capital Management, Inc.’s offices at 350 California Street, Suite 1600, San Francisco, CA 94104.

Key Dates:

Thursday, September 5, 2013	NYSE Arca Tech 100 Index Fund Adjourned Special Meeting of Shareholders

Friday, September 13, 2013*	HighMark Funds’ reorganization into Nationwide Funds after close of business

Monday, September 16, 2013*	Full trading freeze in place

Tuesday, September 17, 2013*	Funds reopen for trading as Nationwide Funds

Wednesday, September 18, 2013*	Nationwide Funds launch new Institutional Class shares for former Highmark Funds

*Date is subject to shareholder approval of the reorganization of HighMark NYSE Arca Tech 100 Index Fund into Nationwide Ziegler NYSE Arca Tech 100 Index Fund

Sincerely,

HighMark Funds and Nationwide Funds